Exhibit 99.1

                   Rackable Systems, Inc. Announces
  Third Quarter 2005 Financial Results; Achieves Sequential Revenue
        Increase of 30.6 Percent, and Record GAAP EPS of $0.20

    MILPITAS, Calif.--(BUSINESS WIRE)--Oct. 31, 2005--Rackable Systems, Inc., (Nasdaq:RACK) a provider of servers and storage products for scale out data center deployments, today announced financial results for the third quarter of fiscal year 2005.
    Total revenue for the third quarter of 2005 was $57.4 million, up 30.6% from $44.0 million in the second quarter of 2005, and up 69.6% from $33.9 million in the third quarter of 2004. Operating income for the quarter was $7.4 million or 12.8% of revenue, compared to $3.1 million or 7.1% of revenue for the second quarter, and compared to an operating loss of $3.1 million in the same period a year ago. Gross margins for the quarter were 24.1% compared to 18.1% in the third quarter a year ago. GAAP net income for the third quarter of 2005 was $4.4 million or $0.20 per diluted share, compared to a net loss of $16.0 million or $(3.34) per share in the third quarter of 2004. Non-GAAP net income for the quarter was $4.8 million or $0.22 per diluted share, compared to non-GAAP net income of $2.7 million or $0.16 per diluted share in the same period a year ago. These non-GAAP financial measures exclude amortization of deferred stock-based compensation, the amortization of patents and customer list, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of those items. All of these expenses are included in Rackable System's GAAP results.
    Total revenue for the nine months ended October 1, 2005 was $131.9 million, up from $86.8 million in the first nine months of 2004. Operating income for the first nine months of 2005 was $11.4 million or 8.7% of revenue, compared to an operating loss of $314,000 in the same period a year ago. Gross margins for the first nine months of 2005 were 22.0% compared to 18.8% in the same period a year ago. GAAP net income for the first nine months of 2005 was $1.2 million or $0.07 per diluted share, compared to a net loss of $41.1 million or $(8.59) per share in the same period a year ago. Non-GAAP net income for the first nine months was $7.5 million or $0.43 per diluted share, compared to $5.0 million or $0.31 per diluted share in the first nine months last year.
    "We are pleased with the progress we are making in executing our business plan. We achieved record revenues and mainly through economies of scale, significantly increased gross margins, which drove GAAP EPS to a record $0.20," said Tom Barton, President and CEO of Rackable Systems. "We are seeing continued strong demand for our server products as evidenced by the sequential growth in revenues and we are also seeing solid demand for our storage products," continued Barton.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of deferred stock-based compensation, the amortization of patents and customer list, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of those items. It is management's belief that these items are not indicative of ongoing operations. For example, the amortization of deferred stock-based compensation in 2004 was determined, in part, based upon changes in the company's stock price, which was beyond our control. In addition, the amortization of patents and customer list recorded in connection with our acquisition of old Rackable is based on changes in the company's stock price that pertains to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.
    Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance and in assisting investors in comparing the company's financial performance to those of other companies in the company's industry. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

    Conference Call Information

    Rackable Systems will discuss these financial results in a conference call at 2:00 p.m. PST, or 5:00 p.m. EST, today. The public is invited to listen to a live web cast of Rackable Systems' conference call on the investor relations section of the company's website at www.rackable.com. For investors unable to participate in the live conference call, an audio replay will be available on October 31, 2005, at approximately 5:00 p.m. PST and will remain available until November 3, 2005, at 9:00 p.m. PST. To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter confirmation code 6356740.
A web cast replay of the call will be available on the Investor Relations section at www.rackable.com approximately two hours after the conclusion of the call and will remain available until the company's next earnings call.

    About Rackable Systems

    Rackable Systems, Inc. is a provider of servers and storage products for scale out data center deployments. The company's servers are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

    Copyright(C) 2005 Rackable Systems, Inc. All rights reserved. Rackable Systems is a registered trademark of Rackable Systems, Inc. in the U.S. Rackable Systems and its logo are trademarks in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.



                        RACKABLE SYSTEMS, INC.
                            BALANCE SHEETS
          (In thousands, except share and per share amounts)
                              (unaudited)

----------------------------------------------------------------------
                                            December 31, September 30,
                                            ------------ -------------
                                                   2004          2005
                                            ------------ -------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                     $17,111        $2,796
  Short-term investments                              -         7,947
  Accounts receivable, net of allowance for
   doubtful accounts                              9,344        46,179
  Inventories                                    15,436        39,954
  Deferred income taxes                           1,660         5,772
  Prepaids and other current assets                 136         5,308
                                            ------------ -------------

           Total current assets                  43,687       107,956
                                            ------------ -------------

PROPERTY AND EQUIPMENT--Net                       1,412         1,520

INTANGIBLE ASSETS--Net                           10,753         9,722

OTHER ASSETS                                        457           136
                                            ------------ -------------

TOTAL                                           $56,309      $119,334
                                            ============ =============

CURRENT LIABILITIES:
  Accounts payable                              $10,821       $35,077
  Accrued expenses                                3,269         4,501
  Sales tax payable                                 266           473
  Income taxes payable                            1,368         6,288
  Deferred revenue                                  182         5,871
  Borrowings under line of credit                14,061             -
  Current portion of notes payable to
   related parties                                1,500             -
                                            ------------ -------------

           Total current liabilities             31,467        52,210

NOTES PAYABLE TO RELATED PARTIES                  1,500             -

DEFERRED INCOME TAXES                               753           274

DEFERRED RENT                                        54            37

DEFERRED REVENUE                                      -           623

MANDATORILY REDEEMABLE PREFERRED STOCK--
 SERIES A                                        23,651             -

EMBEDDED DERIVATIVES IN PREFERRED STOCK         103,639             -
                                            ------------ -------------

           Total liabilities                    161,064        53,144

SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock                                        6            20
  Additional paid-in capital                     12,811       182,463
  Deferred stock-based compensation              (2,134)       (2,052)
  Accumulated other comprehensive income
   (loss)                                             -            (1)
  Accumulated deficit                          (115,438)     (114,240)
                                            ------------ -------------

           Total shareholders' equity
            (deficit)                          (104,755)       66,190
                                            ------------ -------------

TOTAL                                           $56,309      $119,334
                                            ============ =============



                        RACKABLE SYSTEMS, INC.
                       STATEMENTS OF OPERATIONS
        (In thousands, except for share and per share amounts)
                              (unaudited)
----------------------------------------------------------------------

                           Three Months Ended     Nine Months Ended
                             September 30,          September 30,
                         ---------------------- ----------------------
                              2004        2005       2004        2005


REVENUE                    $33,860     $57,418    $86,767    $131,868

COST OF REVENUE             27,747      43,556     70,468     102,890
                         ---------- ----------- ---------- -----------

GROSS MARGIN                 6,113      13,862     16,299      28,978
                         ---------- ----------- ---------- -----------

OPERATING EXPENSES:
  Research and
   development                 168         549        530       1,394
  Sales and marketing        3,194       3,944      7,976      10,624
  General and
   administrative            5,865       1,992      8,107       5,522
                         ---------- ----------- ---------- -----------

        Total operating
         expenses            9,227       6,485     16,613      17,540
                         ---------- ----------- ---------- -----------

INCOME (LOSS) FROM
 OPERATIONS                 (3,114)      7,377       (314)     11,438

OTHER INCOME (EXPENSE)--Net:
  Change in fair value
   of embedded
   derivatives
   in preferred stock      (13,029)          -    (38,806)     (4,192)
  Interest income                -         254          5         274
  Interest expense            (718)         (9)    (1,904)     (1,537)
  Gain on sale of
   investment                2,968           -      2,968           -
  Other income
   (expense)--net                1          (1)         -          (1)
                         ---------- ----------- ---------- -----------

        Total other
         income
         (expense)--net    (10,778)        244    (37,737)     (5,456)
                         ---------- ----------- ---------- -----------

INCOME (LOSS) BEFORE
 INCOME TAX PROVISION      (13,892)      7,621    (38,051)      5,982

INCOME TAX PROVISION        (2,092)     (3,251)    (3,033)     (4,784)
                         ---------- ----------- ---------- -----------

NET INCOME (LOSS)         $(15,984)     $4,370   $(41,084)     $1,198
                         ========== =========== ========== ===========

NET INCOME (LOSS) PER
 SHARE
  Basic                     $(3.34)      $0.22     $(8.59)      $0.15
                         ========== =========== ========== ===========
  Diluted                   $(3.34)      $0.20     $(8.59)      $0.07
                         ========== =========== ========== ===========

SHARES USED IN NET
 INCOME (LOSS)
 PER SHARE
  Basic                  4,790,797  20,028,819  4,784,326   7,872,363
                         ========== =========== ========== ===========
  Diluted                4,790,797  22,049,960  4,784,326  17,156,491
                         ========== =========== ========== ===========



                        RACKABLE SYSTEMS, INC.
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
        (In thousands, except for share and per share amounts)
                              (unaudited)
----------------------------------------------------------------------

                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                             2004        2005        2004        2005


NET INCOME (LOSS) - As
 Reported                $(15,984)     $4,370    $(41,084)     $1,198

Add back (deduct):
 AMORTIZATION OF
  DEFERRED STOCK-BASED
  COMPENSATION              4,284         139       4,671         420
 AMORTIZATION OF
  PATENTS AND CUSTOMER
  LIST                        359         359       1,077       1,077
 CHANGE IN FAIR VALUE
  OF EMBEDDED
  DERIVATIVES IN
  PREFERRED STOCK          13,029           -      38,806       4,192
 DIVIDENDS ON
  PREFERRED STOCK
  RECORDED AS INTEREST
  EXPENSE                     685           -       1,825       1,087
 ADJUSTMENT TO TAX
  PROVISION (1)               306        (121)       (298)       (522)
                       ----------- ----------- ----------- -----------

NON-GAAP NET INCOME        $2,679      $4,747      $4,997      $7,452
                       =========== =========== =========== ===========

SHARES USED IN NET
 INCOME (LOSS)
 PER SHARE
 BASIC - As Reported    4,790,797  20,028,819   4,784,326   7,872,363
                       =========== =========== =========== ===========
 BASIC - Non-GAAP       4,790,797  20,028,819   4,784,326   7,872,363
                       =========== =========== =========== ===========

 DILUTED - As Reported  4,790,797  22,049,960   4,784,326  17,156,491
                       =========== =========== =========== ===========
 DILUTED - Non-GAAP    16,381,806  22,049,960  16,302,171  17,156,491
                       =========== =========== =========== ===========

NET INCOME (LOSS)
 PER SHARE
 BASIC - As Reported       $(3.34)      $0.22      $(8.59)      $0.15
                       =========== =========== =========== ===========
 BASIC - Non-GAAP           $0.56       $0.24       $1.04       $0.95
                       =========== =========== =========== ===========

 DILUTED - As Reported     $(3.34)      $0.20      $(8.59)      $0.07
                       =========== =========== =========== ===========
 DILUTED - Non-GAAP         $0.16       $0.22       $0.31       $0.43
                       =========== =========== =========== ===========

(1) The provision of income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 40% for all periods in 2004, 41.5% for the three months ending September 30, 2005 and for the nine months period ending
September 30, 2005.



    CONTACT: Rackable Systems, Inc.
             Todd Ford, 408-240-8088 (Chief Financial Officer) investorrelations@rackable.com or
             Sapphire Investor Relations, LLC
             Erica Mannion, 415-399-9345
             investorrelations@rackable.com